UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2011 (June 9, 2011)
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 9, 2011, the Board of Directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (the “Company”) approved the promotion of Akshay K. Vaishnaw, M.D., Ph.D., to the position of Senior Vice President and Chief Medical Officer of the Company. Dr. Vaishnaw has been with the Company since January 2006 and has most recently served as the Company’s Senior Vice President of Clinical Research since December 2008.
     In connection with Dr. Vaishnaw’s promotion, the Compensation Committee of the Board approved an increase in his annual base salary from $359,805 to $385,000, as well as a stock option award to purchase 100,000 shares of the Company’s common stock, at an exercise price of $9.30 per share, which was the last reported sale price of the Company’s common stock on the NASDAQ Global Market on June 9, 2011. The stock option award will vest as to 25% of the shares on June 9, 2012 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter until the fourth anniversary of the date of grant.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: June 13, 2011	By:	/s/ Michael P. Mason
Michael P. Mason
Vice President, Finance and Treasurer